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                                                 EXHIBIT (4)(f)


                 LIMITED PARTNERSHIP AGREEMENT

                              OF

                   PACIFICORP DELAWARE, L.P.


          The undersigned General Partner and Initial Limited
Partner hereby agree to form a limited partnership (the
"Partnership") pursuant to and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership
Act (the "Act") on the following terms and conditions:

     1.   Name.  The name of the Partnership is PacifiCorp
          ____
Delaware, L.P.

     2.   Place of Business.  The principal place of business
          _________________
of the Partnership shall be at c/o PacifiCorp, 700 NE
Multnomah, Suite 1600, Portland, Oregon 97232 or at such other place as the General Partner may designate upon notice to the Initial Limited Partner.

     3.   Registered Office and Registered Agent.  The
          ______________________________________
registered office of the Partnership shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the Partnership shall be The Corporation Trust Company, whose office is at that address.

     4.   Execution of Documents.  The parties to this
          ______________________
Agreement, acting either directly or through an attorney-in-fact, shall execute documents and take such other further actions as are necessary or appropriate to comply with the requirements of law for the formation, maintenance and operation of the Partnership.

     5.   Term.  The term of the Partnership shall continue
          ____
until December 31, 2039, subject to extension by the General
Partner until December 31, 2079, unless the Partnership is sooner dissolved.

     6.   Purpose.  The Partnership is organized for the object
          _______
and purpose of (a) issuing limited partnership interests in the Partnership and using the proceeds thereof to purchase debt instruments issued by the General Partner and (b) to enter into, make and perform all contracts and other undertakings and
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engage in all activities and transactions as the General
Partner may reasonably deem necessary or advisable to carry out the foregoing purposes of the Partnership.

     7.   Partners.  The names and addresses of the General
          ________
Partner and the Initial Limited Partner are as indicated below.

     8.   Allocation of Profits and Losses.  The Partnership's
          ________________________________
profits and losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

     9.   Distributions.  Distributions shall be made to the
          _____________
partners of the Partnership at the time and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the partners of the Partnership in the same proportion as their then capital account balances.

     10.  Assignments.
          ___________

          (a) The Initial Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

          (b) The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Initial Limited
Partner.

     11.  Withdrawal.  Except to the extent set forth in
          __________
Section 10, no right is given to any partner of the Partnership to withdraw from the Partnership.

     12.  Admission of Additional of Substitute Partners.
          ______________________________________________

          (a) One or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

          (b) One or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

     13.  Counterparts.  This Limited Partnership Agreement may
          ____________
be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

     14.  Certificate of Limited Partnership.  The General
          __________________________________
Partner shall promptly execute and file with the Office of the

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Secretary of State of the State of Delaware a Certificate of
Limited Partnership of the Partnership, upon which filing the Partnership shall be formed.

     15.  Governing Law.  This Limited Partnership Agreement
          _____________
shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

          IN WITNESS WHEREOF, the General Partner and the
Initial Limited Partner have executed this Limited Partnership
Agreement this 25th day of August, 1994.


          GENERAL PARTNER:    PACIFICORP,
                              an Oregon corporation
                              700 NE Multnomah, Suite 1600
                              Portland, OR  97232



                              By: RICHARD T. O'BRIEN
                                  _____________________________
                                  Its:  Vice President


          INITIAL LIMITED
          PARTNER:            PACIFICORP PREFERRED CAPITAL, INC.,
                              a Delaware corporation
                              700 NE Multnomah, Suite 1600
                              Portland, OR  97232



                              By: WILLIAM J. GLASGOW
                                  _____________________________

                                  Its:  President

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